Exhibit 99.1

Agilent Reports First-Quarter Fiscal Year 2021 Financial Results
Strong start to 2021, raising full-year guidance
Highlights:

•Revenue of $1.55 billion represents an increase of 14% reported growth year over year, up 11% on a core(1) basis.
•GAAP net income of $288 million, or 93 cents per share.
•Non-GAAP(2) net income of $328 million, or $1.06 per share.
•Full-year guidance raised with revenue now expected to be in the range of $5.825 billion to $5.900 billion and non-GAAP(3) earnings per share (EPS) of $3.80 to $3.90.
•Second-quarter revenue expected to be in the range of $1.37 billion to $1.39 billion with non-GAAP(3) EPS of 78 cents to 80 cents.
•Agilent Board of Directors authorizes new $2 billion share repurchase program.

SANTA CLARA, Calif., Feb. 16, 2021 – Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.55 billion for the first quarter ended Jan. 31, 2021, an increase of 14% compared to the first quarter of 2020 and up 11% on a core(1) basis.

First-quarter GAAP net income was $288 million, or 93 cents per share. This compares with $197 million, or 63 cents per share, in the first quarter of fiscal year 2020. Non-GAAP(2) net income was $328 million, or $1.06 per share compared with $252 million, or 81 cents per share, during the first quarter a year ago.

“Agilent’s performance in the first quarter was outstanding and exceeded our recently increased revenue expectations,” said Mike McMullen, Agilent president and CEO. “Our revenue growth was broad based with all three business groups growing double-digits. The Agilent team stayed focused, executed extremely well and increased market share in key areas. Our ‘build and buy’ strategy is delivering for us and the outlook for the remainder of the year is quite strong.”

Financial Highlights

Life Sciences and Applied Markets Group
First-quarter revenue of $722 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) was up 13% year over year and 11% on a core(1) basis. LSAG’s operating margin was 27.6%.

Agilent CrossLab Group
First-quarter revenue of $532 million from the Agilent CrossLab Group (ACG) increased 13% year over year and was up 10% on a core(1) basis. ACG’s operating margin was 26.7%.

Diagnostics and Genomics Group
First-quarter revenue of $294 million from Agilent’s Diagnostics and Genomics Group (DGG) increased 18% year over year and was up 15% on a core(1) basis. DGG’s operating margin was 18.6%.
1

Full-Year and Second-Quarter Outlook
Agilent has increased its outlook and now expects revenue of $5.825 billion to $5.900 billion for fiscal year 2021. Fiscal year 2021 non-GAAP(3) earnings guidance has also increased to a range of $3.80 to $3.90 per share.
Agilent expects second-quarter 2021 revenue in the range of $1.37 billion to $1.39 billion. Second-quarter 2021 non-GAAP(3) earnings are expected to be in the range of 78 cents to 80 cents per share.
The outlook is based on currency-exchange rates as of Jan. 31, 2021.

New Share Repurchase Program
Agilent today also announced that its board of directors has approved a new share repurchase program authorizing the repurchase of up to $2 billion of common stock. The new share repurchase program begins Feb. 18 and replaces the previous program. The timing and number of shares to be repurchased will depend on factors such as the share price, economic and market conditions, and corporate and regulatory requirements. The share repurchase program may be suspended, amended, or discontinued at any time.

Conference Call
Agilent’s management will present additional details regarding the company’s first-quarter 2021 financial results on a conference call with investors today at 1:30 p.m. PST. This event will be broadcast live online in listen-only mode. To listen to the webcast, select the “Q1 2021 Agilent Technologies Inc. Earnings Conference Call” link in the “News & Events -- Events” portion of the Investor Relations section of the Agilent website. The webcast will remain on the company site for 90 days.

About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in life sciences, diagnostics, and applied chemical markets, delivering insight and innovation toward improving the quality of life. Agilent instruments, software, services, solutions, and people provide trusted answers to customers' most challenging questions. The company generated revenue of $5.34 billion in fiscal year 2020 and employs 16,400 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, please subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn, Twitter, and Facebook.

Forward-Looking Statements
This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s growth prospects, business model and financial results. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive
2

and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; the adverse impacts of and risks posed by the COVID-19 pandemic and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended October 31, 2020. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.
(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. A reconciliation between Q1FY21 GAAP revenue and core revenue is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for Q2 FY21 and full fiscal year 2021 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.
(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of non-cash intangibles amortization, transformational initiatives, acquisition and integration costs and loss on extinguishment of debt. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.
(3) Non-GAAP earnings per share as projected for Q2 FY21 and full fiscal year 2021 exclude primarily the impacts of non-cash intangibles amortization, transformational initiatives and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $44 million per quarter.
# # # # #
INVESTOR CONTACT:
Ankur Dhingra
+1 408-345-8948
ankur_dhingra@agilent.com

MEDIA CONTACT:
Tom Beermann
+1 408-553-2914
tom.beermann@agilent.com

3

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31
	2021	2020

Net revenue	$1,548	$1,357

Costs and expenses:
Cost of products and services	710	634
Research and development	103	104
Selling, general and administrative	407	404
Total costs and expenses	1,220	1,142

Income from operations	328	215

Interest income	—	3
Interest expense	(19)	(20)
Other income (expense), net	3	21

Income before taxes	312	219

Provision for income taxes	24	22

Net income	$288	$197

Net income per share:
Basic	$0.94	$0.64
Diluted	$0.93	$0.63

Weighted average shares used in computing net income per share:
Basic	306	310
Diluted	309	313

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	January 31, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,329	$1,441
Accounts receivable, net	1,087	1,038
Inventory	755	720
Other current assets	312	216
Total current assets	3,483	3,415

Property, plant and equipment, net	866	845
Goodwill and other intangible assets, net	4,405	4,433
Long-term investments	165	158
Other assets	755	776
Total assets	$9,674	$9,627

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$398	$354
Employee compensation and benefits	298	367
Deferred revenue	419	386
Short-term debt	314	75
Other accrued liabilities	258	285
Total current liabilities	1,687	1,467

Long-term debt	2,185	2,284
Retirement and post-retirement benefits	389	389
Other long-term liabilities	609	614
Total liabilities	4,870	4,754

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 305 million shares at January 31, 2021 and 306 million shares at October 31, 2020, issued and outstanding	3	3
Additional paid-in-capital	5,266	5,311
Retained earnings	4	81
Accumulated other comprehensive loss	(469)	(522)
Total stockholders' equity	4,804	4,873
Total liabilities and stockholders' equity	$9,674	$9,627

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,
	2021	2020
Cash flows from operating activities:
Net income	$288	$197
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	76	79
Share-based compensation	40	27
Excess and obsolete inventory related charges	6	4
Loss on extinguishment of debt	5	—
Unrealized gain on equity securities, net	—	(16)
Other non-cash expenses, net	2	2
Changes in assets and liabilities:
Accounts receivable, net	(31)	(40)
Inventory	(35)	(32)
Accounts payable	43	(15)
Employee compensation and benefits	(88)	(80)
Other assets and liabilities	(68)	(185)
Net cash provided by (used in) operating activities (a)	238	(59)

Cash flows from investing activities:
Investments in property, plant and equipment	(41)	(34)
Payment to acquire fair value investments	(1)	(1)
Net cash used in investing activities	(42)	(35)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	25	32
Payment of taxes related to net share settlement of equity awards	(72)	(33)
Payment of dividends	(59)	(56)
Repayment of senior notes	(105)	—
Proceeds from credit facility	—	432
Repayment of credit facility	—	(372)
Proceeds from commercial paper	785	—
Repayment of commercial paper	(546)	—
Repayment of finance lease	—	(4)
Treasury stock repurchases	(344)	(60)
Net cash used in financing activities	(316)	(61)

Effect of exchange rate movements	9	(1)

Net decrease in cash, cash equivalents and restricted cash	(111)	(156)

Cash, cash equivalents and restricted cash at beginning of period	1,447	1,388

Cash, cash equivalents and restricted cash at end of period	$1,336	$1,232

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,329	$1,226
Restricted cash, included in other assets	7	6
Total cash, cash equivalents and restricted cash	$1,336	$1,232

(a) Cash payments included in operating activities:
Income tax payments (refunds), net	$52	$241
Interest payments	$19	$17

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31
	2021	Diluted EPS	2020	Diluted EPS
GAAP net income	$288	$0.93	$197	$0.63
Non-GAAP adjustments:
Intangible amortization	44	0.14	48	0.15
Transformational initiatives	11	0.04	13	0.04
Acquisition and integration costs	9	0.03	13	0.04
Loss on extinguishment of debt	5	0.02	—	—
Other	4	0.01	6	0.02
Adjustment for taxes (a)	(33)	(0.11)	(25)	(0.07)
Non-GAAP net income	$328	$1.06	$252	$0.81

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months ended January 31, 2021, management used a non-GAAP effective tax rate of 14.75%. For the three months ended January 31, 2020, management used a non-GAAP effective tax rate of 15.50%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to amortization of intangibles, transformational initiatives, acquisition and integration costs and loss on extinguishment of debt..

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing due to new tariffs and tariff remediation actions, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Loss on extinguishment of debt relates to the net loss recorded on the redemption of $100 million of the $400 million outstanding 3.2% 2022 senior notes due on October 1, 2022, called on December 22, 2020 and settled on January 21, 2021.

Other includes certain legal costs and settlements, net unrealized gains related to our equity securities, business exit and divestiture costs and acceleration of share-based compensation expense in addition to other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Applied Markets Group

	Q1'21	Q1'20
Revenues	$722	$638
Gross Margin, %	60.5%	60.2%
Income from Operations	$199	$158
Operating margin, %	27.6%	24.8%

Diagnostics and Genomics Group

	Q1'21	Q1'20
Revenues	$294	$249
Gross Margin, %	51.6%	51.7%
Income from Operations	$55	$34
Operating margin, %	18.6%	13.5%

Agilent CrossLab Group

	Q1'21	Q1'20
Revenues	$532	$470
Gross Margin, %	51.7%	51.8%
Income from Operations	$142	$119
Operating margin, %	26.7%	25.4%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to amortization of intangibles, transformational initiatives and acquisition and integration costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q1'21	Q1'20	Year-over-Year % Change

Life Sciences and Applied Markets Group	$722	$638	13%
Diagnostics and Genomics Group	294	249	18%
Agilent CrossLab Group	532	470	13%
Agilent	$1,548	$1,357	14%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q1'21	Q1'20	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$722	$638	13%	11%	2 ppts	$16
Diagnostics and Genomics Group	294	249	18%	15%	3 ppts	7
Agilent CrossLab Group	532	470	13%	10%	3 ppts	14
Agilent (Core)	$1,548	$1,357	14%	11%	3 ppts	$37

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.